11111111111111111111111111111 111111 1111111111111111111111111111111111111111111111101111191 ii 11 COMMONWEALTH OF PENNSYLVANIA Department of State Bureau of Corporations and Charitable Organizations PO Box 8722 Harrisburg, Pennsylvania 17105-8722 CHANGE OF REGISTERED OFFICE Fee: $5 Pennsylvania Department of State -FILED- Amendment #: 0013916201 Date Filed: 7/31/2024 DSCB: 15-1507/55071862518825 . -. . In compliance with the requirements of 15 Pa.C.S. § 1507 / 5507 / 8625 / 8825 (relating to change of registered office), the undersigned domestic corporation, limited liability company, limited partnership or limited liability limited partnership, desiring to effect a change of registered office, hereby states that: Record Information File number 0002570936 Current name PPL CORPORATION Filing type Domestic Business Corporation For corporations only: Such change was authorized by the Board of Directors of the corporation. Current Registered Office or Commercial Registered Office Provider Address 2 N 9TH ST ALLENTOWN, PA 18101-1179 Lehigh New Registered Office The address of this association's proposed registered office in this Commonwealth is 645 HAMILTON STREET ALLENTOWN, PA 18101 LEHIGH Electronic Signature I N TESTIMONY WHEREOF, the undersigned has caused this Statement or Certificate of Change of Registered Office to be signed by a duly authorized officer, general partner, member or manager. Assistant Corporate Arden A. Leyden 07/31/2024 Secretary Sign Here Date Signer's Capacity R e c e i v e d b y P e n n s y l v a n i a D e p a r t m e n t o f S t a t e Page 1 of 1